Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom (UK) llp

22 BISHOPsGATE

London EC2N 4BQ

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October 31, 2025

T1 Energy Inc.
1211 E 4th St.

Austin, Texas 78702

Re:	T1 Energy Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to T1 Energy Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company of (i) 21,504,901 shares of common stock (the “Shares”), par value $0.01 per share (“Common Stock”), (ii) 1,600,000 shares of Series B convertible non-voting preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), (iii) 9,411,764 shares of Common Stock which may be issued initially upon conversion of the Series B Preferred Stock (the “Series B Conversion Shares”), (iv) 5,000,000 shares of Series B-1 convertible non-voting preferred stock, par value $0.01 per share (the “Series B-1 Preferred Stock”, and together with the Series B Preferred Stock, the “Preferred Stock”), (v) 29,411,764 shares of Common Stock which may be issued initially upon conversion of the Series B-1 Preferred Stock (together with the Series B Conversion Shares, the “Conversion Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

T1 Energy Inc.

October 31, 2025

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-290198) of the Company relating to Common Stock, preferred stock and other securities of the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 11, 2025 under the Securities Act, allowing for delayed or continuous offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on September 22, 2025 (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated September 22, 2025 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated October 31, 2025 (together with the Base Prospectus, the “Prospectus Supplement”), relating to the offering of the Shares, the Preferred Stock and the Conversion Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of the Amended and Restated Stock Purchase Agreement, dated as of October 31, 2025 (the “Stock Purchase Agreement”), by and between the purchasers named therein and the Company;

(e) an executed copy of a certificate of Andrew Munro, Chief Legal and Policy Officer of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(f) a copy of the Company’s Second Amended and Restated Bylaws, as in effect as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(g) a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware, on the date hereof, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(h) a copy of the certificate of the Company (the “Certificate of Elimination”), as filed with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”) eliminating from the Company’s Certificate of Incorporation all matters set forth in the Certificate of Designation establishing and fixing the rights of the Non-Voting Convertible Preferred Stock (“the Series A Convertible Preferred Stock”), certified by the Secretary of State of the State of Delaware as of 9:21 a.m. on the date hereof, and certified pursuant to the Secretary’s Certificate;

(i)   the Certificate of Designations for the Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware (the “Series B Certificate of Designations”), designating the Series B Preferred Stock pursuant to Section 151 of the DGCL, certified by the Secretary of State of the State of Delaware as of 10:21 a.m. on the date hereof, and certified pursuant to the Secretary’s Certificate;

T1 Energy Inc.

October 31, 2025

(j) the Certificate of Designations for the Series B-1 Preferred Stock, as filed with the Secretary of State of the State of Delaware (together with the Series B Certificate of Designations, the “Certificates of Designations”), designating the Series B-1 Preferred Stock pursuant to Section 151 of the DGCL, certified by the Secretary of State of the State of Delaware as of 10:22 a.m., on the date hereof, and certified pursuant to the Secretary’s Certificate; and

(k) a copy of resolutions of the Board of Directors of the Company, adopted on October 30, 2025, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Certificate of Incorporation, the Certificate of Elimination and the Certificates of Designations and the factual representations and warranties set forth in the Stock Purchase Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the DGCL.

As used herein, “Organizational Documents” means those documents listed in paragraphs (g) through (j) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares and Preferred Stock have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share.

2.   The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and upon conversion of the Preferred Stock into Conversion Shares in accordance with the terms of the applicable Certificate of Designations, will be validly issued, fully paid and nonassessable.

T1 Energy Inc.

October 31, 2025

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company’s issuance of the Shares, the Preferred Stock and the Conversion Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and the Certificates of Designations, and we have relied solely on the certified copies thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP